Exhibit 99.1

Alliance Bancshares

California

For Immediate Release

Contacts:	Daniel Erickson	Monique Johnson
	Executive Vice President	Senior Vice President
	Chief Financial Officer	Director of Marketing and Communications
	(310) 258-9302	(310) 258-9349

Alliance Bancshares California Chairman Reis

Announces Fearless Predictions at Annual Shareholders Meeting

Culver City, CA. (May 28, 2004)—Alliance Bancshares California (OTC BB: ABNS.OB), the bank holding company of Alliance Bank, held its Annual Shareholders Meeting on Friday, May 28, 2004, at the Four Points Sheraton in Culver City. Over 75 percent of the outstanding shares were voted, overwhelmingly reelecting all directors and ratifying the selection of McGladrey & Pullen LLP as independent auditors for fiscal year 2004.

Chairman and President Curtis S. Reis commented on the past year’s successes and reviewed the growth in shareholder appreciation and earnings since 1996. “Going back to 1996, our book value has more than tripled, our earnings per share are up 322% diluted and 380% undiluted, shareholder equity is up 327%, total assets are up 433% and total earnings are up 551%. Virtually all areas helped make this happen, but extra kudos go to our Construction Loan Department and our SBA Department, both major contributors to our good results. When I joined Alliance in 1986, the net worth was a mere $277,000. Today, our depositors now have about $35 million in capital supporting them,” noted Reis. “We expect to open our third regional office in Woodland Hills in the 3rd quarter of 2004 and our fourth regional office in Burbank by the 4th quarter of 2004,” he added.

Mr. Reis also announced his annual “fearless predictions” for the year; among them were the following:

•	Earnings for 2004, in spite of large additions to staff coupled with the opening of the two new offices, will be a record, exceeding $2.5MM or more than 10% above 2003

•	Total assets will exceed $350MM at year end or an increase of 25% or better

•	The Southern California economy will remain fairly healthy

•	The prime rate will rise at least 20% in the next twelve months

ABNS 2004 First Quarter Earnings Release, page 2

With about $300 million in total assets, Alliance Bank is one of the leading independent business banks headquartered in Southern California, offering a wide range of financial solutions tailored to corporate customers, executives and professionals. Serving small to mid-sized businesses, Alliance Bank’s strategy focuses on delivering progressive financial solutions including deposit and cash management services as well as commercial, small business, accounts receivable, construction and real estate financing. Founded in 1980, Alliance Bank is the principal subsidiary of Alliance Bancshares California (OTC BB: ABNS.OB), with regional banking offices in Culver City and Irvine. Alliance can be found on the Web at www.allbank.com.

To receive a copy of our financial reports or to be put on the Company’s mailing list, please contact Monique Johnson, director of marketing and communications, at (310) 258-9349 or by email: mjohnson@allbank.com.

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Forward-Looking Statements

Statements in the news release that are not historical facts or which refer to the Company’s expectations or beliefs constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements regarding the Company’s future performance or financial condition are based on current information and are subject to a number of risks and uncertainties that could cause actual results to differ significantly from those expected at this time. These risks and uncertainties relate to such matters as, but are not limited to: increased competition from other financial institutions; changes in local national economic conditions and changes in Federal Reserve Board monetary policies, which could cause interest rates to increase, and loan demand to decline, and thereby reduce the Company’s net margins and operating results; increased government regulation which could increase the costs of operations; the Company’s ability to successfully enter new markets or introduce new financial products or services; the costs and the possible adverse impact on operating results of planned growth and expansion; and continuing performance of the Company’s loan portfolio.

These, as well as other factors and uncertainties, are discussed in greater detail in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for its fiscal year ended December 31, 2003. Readers are urged to read those reports and are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this news release. The Company also disclaims any obligation to update forward-looking statements whether as a result of new information, future events or otherwise.